SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                June 19, 2001

Color Spot Nurseries, Inc.
(Exact name of Registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-12063 (Commission File Number)	68-0363266 (IRS Employee Identification No.)
3478 Buskirk Avenue, Suite 260, Pleasant Hill, California (Address of principal executive offices)	94523 (Zip Code)

(925) 934-4443
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

    On Friday, June 15, 2001, Fleet Capital Corporation ("Fleet"), acting as Agent under the Loan and Security Agreement dated October 15, 1998, did not consent to the payment of interest to the holders of the Company's 10 1/2% Senior Subordinated Notes Due 2007 (the "Notes") that was due to be made on June 15, 2001. The Company is currently negotiating with Fleet to reach an agreement which would allow it to make the interest payment within the 30 day grace period provided in the Indenture governing the Notes, however, there can be no assurance that such an agreement will be reached.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Color Spot Nurseries, Inc. (Registrant)

Date: June 19, 2001	By:	/s/ CHARLES A. FERER Charles A. Ferer Chief Financial Officer